AMENDMENT TO MASTER PURCHASE AGREEMENT
                             DATED JANUARY ___, 1996

This Amendment (the "Amendment") will modify certain terms and conditions of the above-described Master Purchase Agreement (the "Agreement") by and between Zenith Electronics Corporation, a corporation organized under the laws of the State of Delaware and having an office and place of business at 1000 Milwaukee Avenue, Glenview, Illinois, and FOCUS Enhancements, Inc., hereinafter called "Focus", a corporation organized under the laws of the State of Delaware and having an office and place of business at 800 W. Cummings Park, Woburn, Massachusetts (hereinafter called "Focus" or the "Company") and becoming effective on October 1, 1996 (the "Amendment Effective Date"). Unless specifically noted herein, all other terms of the Agreement shall remain in full force and effect, including any terms that survive termination of the Agreement. Section references below correspond to the Section numbers as they appear in the Agreement.

                                   WITNESSETH:

         WHEREAS, Zenith and Company entered a Master Purchase Agreement on the date hereinabove stated for the purchase of Focus Products from the Company for bundling with Zenith television products; the Focus Products having been developed according to Zenith specifications included in the Agreement as Exhibit A;

         WHEREAS, Zenith desires to purchase from Company additional Focus Products not previously included in the Agreement; and

         WHEREAS, Zenith, a party to the Agreement, desires to expand the scope of the Agreement to include the additional Focus Products;

         NOW,  THEREFORE,   in  consideration  of  the  foregoing  promises  and
covenants and agreements set forth in this Amendment, the sufficiency whereof is hereby acknowledged, the parties agree to amend the Agreement as follows:

         1.7 "FOCUS PRODUCTS" means all video graphics hardware products designed or made by Focus including software that supports the hardware products. The Focus Products shall include the following products:

                           PCZTV 41
                           PCZTV    2000  (must  be   retrofitable   to  current
                                    commercial  line and  available by March 25,
                                    1997).
                           PCZ 150
                           PCZ 200
                           FOCUS Scan 300 Chip
                           FOCUS Line Doubler


                  The Specification and Quality Requirements of the Focus Products together with the anticipated delivery schedules shall be as described and specified on Exhibit A.1 attached hereto.







         1.18 "TELEVISION FIELD" means the market in which visual images are transmitted as electromagnetic waves and the re-conversion of received waves that meet the NTSC standard are converted back into visual images.


2.1 APPOINTMENT AND LICENSE GRANT. The Company hereby appoints Zenith as an exclusive authorized original equipment manufacturer of the Focus Products, bundled with the Zenith Hardware, worldwide in the Television Field. The Company hereby grants to Zenith the worldwide, royalty-free, exclusive and non-transferable right to market, promote, display, distribute, use and sell the Focus Products bundled with the Zenith Hardware, directly or indirectly, and to do all acts necessary, in Zenith's discretion, for the marketing, promotion and distribution of the Focus Products bundled with Zenith Hardware in the Television Field. For the purpose of clarification, Zenith may market, promote, distribute, use or sell the Focus Products on a stand-alone basis in situations where the Focus Products are bundled with the Zenith Hardware and are sold within the Television Field, and the Company may continue to distribute the Focus Products without the Zenith Hardware.

         2.2 PROPRIETARY NOTICES. Zenith will retain all Copyright and trademark notices and other promulgator right notices of Focus currently used by Focus on the first screen display, label artwork film and film for printed materials for the Focus Product. In addition, Zenith agrees to include on all Focus products shipped by Zenith, the trademark shown on Exhibit F attached hereto. The trademark shall be affixed on all packing materials, manuals, literature and any other materials included with the Focus Products.

         4 SCOPE AND WORK. The Company will manufacture and deliver the Focus Products to Zenith in accordance with the Specifications and the Quality Requirements and will accept and fill Zenith's Purchase Orders. Each Focus Product will contain one working unit, disk drivers, user manual, all required cables and one power supply in the case of the PC Presentation System. Focus will deliver the Focus Products to Zenith completely assembled with functionality tested prior to shipment.

                  The Company will make available to Zenith at Zenith's facility three professional managers to provide Zenith with appropriate customer and product support in connection with the sale of Focus Products. The three individuals shall consist of (a) a project manager who will devote 50% of his time to commercial systems and 50% of this time to the Zenith consumer group; (b) a consumer sales manager to work full-time with Zenith's professional consumer sales team and (c) a commercial sales manager to work full-time with Zenith's professional commercial sales team. The three individuals shall be Focus employees, with salaries, benefits and expenses paid by Focus.

         5.3 MINIMUM PURCHASES. Zenith agrees to purchase a minimum number of Focus Products at the prices set forth in paragraph 5.1 herein such that the aggregate purchases (the "Total Purchases") of Focus Products during the Term, as stated in paragraph 21.1 herein, of this Agreement shall be a minimum of two million ($2M) dollars per quarter (the
         "Period") and twelve million ($12M) dollars during the Term (hereinafter the $2 million and $12 million minimums shall be referred to as the "Minimums") exclusive of taxes or other costs not contemplated in paragraph 5.1. The foregoing notwithstanding, there shall be no Minimum in the quarter ended December 31, 1996 and the Minimum for the quarter ended March 31, 1997 shall be $1.25M. If, upon the end of the Period or Term, as the case may be, the Total






         Purchases are less than the Minimums, Zenith agrees to pay to the Company an amount equal to thirty percent (30%) of the difference between the Total Purchases and the Minimums. Such payment shall be made within thirty (30) days of the end of the Period or Term as the case may be. If Zenith establishes that its failure to satisfy the Minimums set forth in this paragraph is the result of a lack of customer and product support by FOCUS, Zenith shall not be responsible for paying the Minimums hereunder, provided, however, that the foregoing shall not relieve Zenith from paying the pro rata portion of the Minimums with respect to any Period or portion of the Term with respect to which it cannot demonstrate lack of customer and product support. In the event that Zenith fails to meet the Minimums for any Period, but meets or exceeds the Minimums for the Term, FOCUS agrees to reimburse Zenith for any payments made by Zenith to FOCUS pursuant to this paragraph within thirty (30) days after the end of the Term.

         21.1 TERM. This Agreement will come into force on the Effective Date of the Agreement and will remain in effect until December 31, 1997, unless earlier terminated by either party pursuant to this Section 21. Zenith may, at its option, extend the term of the Agreement to December 31, 1998, provided that Zenith agrees that the minimum purchases for the period from January 1, 1998 to December 31, 1998 shall equal or exceed $30 million and provided further that notice of the exercise of the option is given by Zenith to FOCUS on or before September 30, 1997.


         21.4              (d) Notwithstanding  anything to the contrary in this
                           Section 21.4, Zenith, in its sole discretion, may terminate this Agreement upon thirty (30) days prior written notice to Focus: if the Focus Products cease to be technologically competitive; if Focus fails to deliver the Focus Products according to the Delivery Schedule set forth on Exhibit A.1 hereto; or if the Focus Products fail to repeatedly meet the quality specifications set forth herein. If the Agreement is terminated by Zenith pursuant to this paragraph, Zenith's obligation to satisfy the Minimums and make the payments set forth in paragraph 5.3 shall cease, provided, however, that Zenith shall be obligated to take delivery of and pay for any FOCUS Products that were ordered by or shipped to Zenith prior to the date of termination.

         21.5(f) Except for a termination pursuant to Section 21.4 hereof, if the Total Purchases of Focus Products at the time of termination is less than the portion of the Minimum due as determined by a straight line accounting method for the portion of the Term which ended upon termination of this Agreement, Zenith agrees to pay to Company the difference between the Total Purchases and the portion of the Minimum.







IN WITNESS WHEREOF, the parties have executed duplicate originals of this Agreement, by their duly authorized representatives.


                                    ZENITH ELECTRONICS CORPORATION

                                    By     /s/  Brett Moyer
                                       -----------------------------------
                                            (Authorized signature)

                                    Name      Brett Moyer
                                         ---------------------------------
                                            (Typed or printed)

                                    Title    General Manager

                                    Date     October 11, 1996



                                    FOCUS ENHANCEMENTS, INC.

                                    By  /s/     T L. Massie
                                      -----------------------------------
                                            (Authorized signature)

                                    Name       Thomas Massie
                                         --------------------------------
                                            (Typed or printed)

                                    Title    President & CEO

                                    Date     October 9, 1996